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                                                                 EXHIBIT 10.45

This instrument was prepared by:  William C. Matthews, Jr.
whose address is:                 Womble Carlyle Sandridge & Rice, PLLC
                                  Post Office Box 831
                                  Raleigh, North Carolina 27602

                                  )        DEED OF TRUST, ASSIGNMENT OF RENTS,
                                  )        SECURITY AGREEMENT AND FINANCING
                          COUNTY  )        STATEMENT


         THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT and FINANCING STATEMENT made and entered into as of the 29th day of October, 1996, by and among WINN LIMITED PARTNERSHIP, a North Carolina limited partnership, whose address is c/o Winston Hotels, Inc., 2209 Century Drive, Suite 300, Raleigh, North Carolina 27612 (hereinafter called Grantor, whether one or more in number), and NEW SALEM, INC., a North Carolina corporation, Trustee (hereinafter called Trustee), and WACHOVIA BANK OF NORTH CAROLINA, N.A., a national banking association, as Collateral Agent (the "Collateral Agent") on behalf of the Banks referred to in that certain Credit Agreement between the Grantor, the Corporation (hereinafter defined), the Banks referred to therein and being parties thereto (the "Banks"), Wachovia Bank of North Carolina, N.A., as Collateral Agent, and Wachovia Bank of Georgia, N.A., as Administrative Agent (the "Credit Agreement"), the address of the Collateral Agent being c/o Commercial Mortgage Group, 100 North Main Street, Winston- Salem, North Carolina 27150, Attention: Group Executive (the Collateral Agent is hereinafter referred to as the "Beneficiary");

                                   RECITALS:

         Grantor and Winston Hotels, Inc, a North Carolina corporation (the "Corporation") (the Corporation and the Grantor being collectively referred to as the "Borrower"), are indebted to the Banks in the sum of up to ONE HUNDRED TWENTY FIVE MILLION AND NO/100 DOLLARS ($125,000,000.00), subject to the limitations and conditions set out in the Credit Agreement (the "Maximum Loan Amount"), as evidenced by Borrower's promissory notes, dated of even date herewith, in the aggregate principal amount of $125,000,000.00 (hereinafter referred to as the Notes, which term shall include any and all renewals, modifications, replacements, and extensions thereof).

                          COLLATERAL INCLUDES FIXTURES

         This Deed of Trust is given to secure all present and future obligations which may be incurred from time to time pursuant to the terms of the Credit Agreement. As provided in the Credit Agreement, the Borrower may pay such future obligations and then reborrow from time to time under the line of credit thereby established up to the Maximum Loan Amount (as hereinabove defined), in accordance with the provisions of the Credit Agreement. The period in which future obligations may be incurred and secured by this Deed of Trust is the period between the date hereof and that date which is the earlier of (i) the stated maturity date of the Notes, subject to extensions from time to time as provided in the Credit Agreement, or (ii) fifteen (15)
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years from the date hereof.  The amount of present obligations secured by this
Deed of Trust is Zero Dollars, and the maximum principal amount, including present and future obligations, which may be secured by this Deed of Trust at any one time is One Hundred Twenty Five Million and No/100 Dollars ($125,000,000.00). Any additional amounts advanced by Beneficiary pursuant to the provisions of this Deed of Trust shall be deemed necessary expenditures for the protection of the security. Grantor need not sign any instrument or notation evidencing or stipulating that future advances are secured by this Deed of Trust.

         Grantor desires to secure (a) payment of the Notes with interest and any renewals, modifications, replacements or extensions thereof, in whole or in part, (b) the additional payments hereinafter agreed to be made, and (c) performance of the covenants and agreements of the Grantor set out herein, by the collateral hereinafter described.

         NOW, THEREFORE, in consideration of the premises, and the sum of One Dollar ($1.00) paid to Grantor by Trustee, receipt of which is hereby acknowledged, Grantor has given, granted, bargained, sold and conveyed, and by these presents does give, grant, bargain, sell and convey unto Trustee the following property consisting of thirteen distinct tracts located in various counties of North Carolina (the "Mortgaged Premises"):

         (a) The real property lying and being in __________________________ and described in EXHIBIT A ATTACHED HERETO AND INCORPORATED HEREIN BY REFERENCE (the "Land");

         (b) All buildings and other improvements now or hereafter located in, on or about the Land, and all of Grantor's building materials intended for incorporation but not incorporated into the improvements to the Land, and all furnishings, furniture, fixtures, machinery, equipment, tools, and all other personal property or chattels used in connection with the operation of such improvements, specifically including, without limitation, appliances, gas and electric fixtures and systems, radiators, heaters, engines and machinery, boilers, ranges, elevators and motors, plumbing and heating fixtures and systems, carpeting and other floor coverings, water heaters, air conditioning apparatus and systems, window screens, awnings, storm sashes AND ANY OTHER PERSONAL PROPERTY COLLATERAL DESCRIBED IN ANY SCHEDULE OF ADDITIONAL PERSONAL PROPERTY COLLATERAL ATTACHED HERETO, whenever acquired by Grantor and now or hereafter located in, upon or under the Land, together with all additions and accessions thereto and replacements and proceeds thereof (the "Improvements");

         (c) All rents, issues, profits, royalties, income and other benefits derived from the Land and the Improvements, including, without limitation, accounts receivable and funds payable for the temporary and transient use of rooms (the "Rents"), subject to the right, power and authority hereinafter given to Grantor to collect and apply such Rents, and the proceeds from any insurance or condemnation award relating to the Land and the Improvements;



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         (d)  All liquor (to the full extent legally assignable), occupancy, hotel, motel and other licenses, permits and authorizations necessary for the operation of the Improvements as a motel or hotel issued in the name of or presently held by the Grantor; and

         (e) All easements, rights-of-way and rights used in connection with the Land and the Improvements or as a means of access thereto, and all tenements, hereditaments and appurtenances thereof and thereto.

         TO HAVE AND TO HOLD the Mortgaged Premises unto Trustee in fee simple forever, upon the trusts and for the uses and purposes hereinafter set out;

         And Grantor covenants with Trustee that Grantor is seized of the Mortgaged Premises in fee and has the right to convey the same in fee simple; that the same are free and clear of all encumbrances, and that Grantor will warrant and defend the title to the same against the lawful claims of all persons.

         THIS CONVEYANCE IS MADE UPON THIS SPECIAL TRUST, that if Borrower shall pay the Notes in accordance with their terms and all sums owing under the Credit Agreement and shall comply with all the covenants, terms and conditions of this Deed of Trust, this conveyance shall be null and void and may be canceled of record at the request and at the cost of Grantor. Grantor hereby further covenants and agrees with Trustee and Beneficiary as follows:

         Section 1. COMMITMENT LETTER; LOAN AGREEMENT. The terms and provisions of any commitment letter relating to the loan evidenced by the Notes and of the Credit Agreement between Borrower and Beneficiary relating to the loans evidenced by the Notes (the "Commitment Letter") are incorporated herein by reference. A default under any of such Notes or the Credit Agreement shall for all purposes constitute a default hereunder. If there is any conflict between the terms of the Commitment Letter and this Deed of Trust, the Commitment Letter shall control.

         Section 2. FINANCIAL STATEMENTS. Grantor will furnish to Beneficiary without cost to Beneficiary an annual statement, in form and certified in a manner satisfactory to Beneficiary, setting forth all income and expenses derived or incurred from the operation of Grantor's business conducted upon the Mortgaged Premises. The Grantor will also furnish to the Beneficiary upon request of Beneficiary such information with respect to each other income property owned by the Grantor or any such guarantor of the Notes. Such annual statements shall be furnished within ninety (90) days from the end of the calendar or fiscal year of such operations. In addition, Grantor will furnish to Beneficiary financial statements (in form satisfactory to Beneficiary) of Grantor and of each guarantor or endorser, if any, of the Notes as required by the Credit Agreement.

         Section 3. PAYMENT OF INDEBTEDNESS; IMPOSITIONS. Grantor will pay, when due, the Notes and all real and personal property taxes and assessments, general and special, and all other taxes and assessments of any kind or nature whatsoever, including without limitation non-





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governmental levies or assessments (hereinafter referred to as Impositions)
such as owner association dues or charges or fees and maintenance charges which are assessed or imposed upon the Mortgaged Premises. If at any time after the date hereof, there shall be assessed or imposed (a) a tax or assessment on the Mortgaged Premises in lieu of or in addition to the Impositions payable by Grantor or (b) a license fee, tax or assessment imposed on Beneficiary and measured by or based in whole or in part upon the amount of the outstanding obligations secured hereby, Grantor shall pay and discharge all such taxes, assessments or fees before they become delinquent, or, at the option of Beneficiary, all obligations secured hereby with interest thereon shall immediately become due and payable.

         Section 4. INSURANCE. Grantor will keep the Improvements insured against loss and damage by fire, flood, tornado and windstorm, and against such other hazards as Beneficiary may require, including rent loss or business interruption for not less than twelve months, in amounts satisfactory to Beneficiary which amounts shall at no time be less than the total replacement cost of such Improvements, plus an amount sufficient to prevent any co-insurance liability on the part of the owner of the Mortgaged Premises or Beneficiary, for the benefit of Beneficiary, loss, if any, to be made payable in the policy or policies of insurance to Beneficiary as its interest may appear, the loss payable clauses to be in such form as Beneficiary may require. All insurance shall be in companies approved by Beneficiary and the policies and renewals thereof shall, when issued, be immediately delivered to Beneficiary to be held by it; Grantor will pay all premiums for such insurance when due and immediately deliver to Beneficiary official receipts therefor, and if Grantor fails or refuses to keep the Mortgaged Premises so insured Beneficiary may obtain such insurance without prejudice to its right to foreclose hereunder by reason of such default. In the event of loss Grantor will give immediate notice by mail to Beneficiary who may make proof of loss if not made promptly by Grantor, and each insurance company concerned is hereby authorized and directed to make payment for such loss directly to Beneficiary instead of to Grantor and Beneficiary jointly. The proceeds of any insurance, or any part thereof, may be applied by Beneficiary, at its option, either to the reduction of the Notes or to the restoration or repair of the property damaged. Beneficiary may, at its option, pay any such insurance premiums or any Impositions against the Mortgaged Premises of which payment, amount and validity thereof the official receipt shall be conclusive evidence and any amounts so expended shall immediately become debts due by Grantor, shall bear interest at the rate specified in the Credit Agreement and their payment shall be secured by this Deed of Trust.

         Section 5. MAINTENANCE OF MORTGAGED PREMISES; COMPLIANCE WITH LAWS. Grantor will keep the Mortgaged Premises in good order, repair and condition, reasonable wear and tear excepted and shall not commit or permit any waste. Grantor will also comply with all applicable laws, statutes, ordinances, codes and judicial decisions of all applicable state, federal or local governmental entities.

         Section 6. CONVEYANCE OF MORTGAGED PREMISES. Grantor will not sell, convey, transfer or encumber the Mortgaged Premises, or any part thereof or interest therein, legal or equitable, without the prior written consent of Beneficiary; provided, however, that Grantor may dispose of, free and clear of the security interest granted herein and the lien hereof, any personal





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property or fixtures which, in the reasonable judgment of Grantor, have become obsolete or unfit for use or which are no longer useful in Grantor's operations, on the condition that Grantor shall replace such personal property or fixtures by, or substitute for the same, other personal property or fixtures (not necessarily of the same character) owned by Grantor, which shall (a) be of at least equal value to the personal property or fixtures disposed of and (b) perform a function or serve a purpose the same as, similar to or related to that of the personal property or fixtures disposed of. Any such replacement personal property or fixtures shall forthwith, without further action, become subject to the security interest granted in, and the lien created by, this Deed of Trust, and such security interest is hereby granted by Grantor. Beneficiary's consent to any conveyance or encumbrance may be conditioned upon an increase in the interest rate specified in the Credit Agreement, an extension or curtailment of the maturity of the Notes, or other modification of the Notes, the Credit Agreement or this Deed of Trust. For purposes of this
Section 6, a change of ownership of partnership interests in Grantor shall not be considered a conveyance or transfer of the Mortgaged Premises, provided that the Corporation shall remain as the sole general partner of the Grantor.

         Section 7.       HAZARDOUS MATERIAL.

                   7.01 REPRESENTATIONS AND WARRANTIES. Grantor represents, warrants and agrees that (a) no Hazardous Material (as hereinafter defined) has been used or placed on the Mortgaged Premises in violation of Environmental Laws (as hereinafter defined); (b) no notice has been received with regard to any Hazardous Material on the Mortgaged Premises; (c) the Mortgaged Premises are presently in compliance with Environmental Laws; (d) no action, investigation or proceeding is pending or to Grantor's knowledge threatened which seeks to enforce any right or remedy against Grantor or the Mortgaged Premises under any Environmental Law; (e) Grantor shall permit no installation or placement of Hazardous Material on the Mortgaged Premises in violation of Environmental Laws; (f) Grantor shall permit no release of Hazardous Material onto or from the Mortgaged Premises; (g) Grantor shall cause the Mortgaged Premises to comply with Environmental Laws and be free and clear of any liens imposed pursuant to Environmental Laws; (h) all licenses, permits and other governmental or regulatory actions necessary for the Mortgaged Premises to comply with Environmental Laws (the "Permits") shall be obtained and maintained and Grantor shall assure compliance therewith; and (i) Grantor shall give Beneficiary prompt written notice if Grantor receives any notice with regard to Hazardous Material on, from or affecting the Mortgaged Premises and shall conduct and complete all investigations and all cleanup actions necessary to remove, in accordance with Environmental Laws, such Hazardous Material from the Mortgaged Premises.

                   7.02 INSPECTIONS AND AUDITS. Beneficiary shall have the right at any time during the term of this Deed of Trust, whether before or after default, to conduct or cause to be conducted an environmental inspection or audit of the Mortgaged Premises by itself or by a qualified environmental consultant or engineer selected by Beneficiary; and Grantor hereby grants to Beneficiary and its employees, agents, and independent contractors (hereinafter collectively called "Beneficiary and its Representatives"), the right to enter the Mortgaged Premises upon reasonable notice for the purpose of conducting, whether before or after default, any inspection,





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audit or tests, making soil borings, extracting samples, installing monitoring wells, and conducting such other procedures as Beneficiary and its Representatives deem necessary or desirable in connection with such inspection or audit. At any time during the term of this Deed of Trust, provided Beneficiary has a reasonable basis for doing so, Beneficiary may require Grantor to cause to be performed, at the expense of Grantor, for the benefit of Grantor and Beneficiary, an inspection or audit of the Mortgaged Premises by an environmental consultant or engineer approved by Beneficiary, and Grantor shall furnish to Beneficiary, at no cost to Beneficiary, the written inspection or audit report certifying as to the presence or absence of Hazardous Material on, at, or under the Mortgaged Premises.

                   7.03 INDEMNIFICATION. Grantor shall indemnify and hold harmless Beneficiary from and against all losses, expenses (including, without limitation, attorneys' fees) and claims of every kind suffered by or asserted against Beneficiary as a direct or indirect result of (i) the presence on or release from the Mortgaged Premises of any Hazardous Material, whether or not caused by Grantor, (ii) the violation of Environmental Laws applicable to the Mortgaged Premises, whether or not caused by Grantor, (iii) the failure by Grantor to comply fully with the terms and provisions of this section, or (iv) any warranty or representation made by Grantor in this section being false or untrue in any material respect.

                   7.04 DEFINITIONS; SURVIVAL OF PROVISIONS. "Hazardous Material" means polychlorinated biphenyls, petroleum, flammable explosives, radioactive materials, asbestos, lead and any hazardous, toxic or dangerous waste, substance or material defined as such in (or for purposes of) Environmental Laws or listed as such by the Environmental Protection Agency. "Environmental Laws" means any current or future federal, state or local law, regulation or ruling applicable to environmental conditions on, under or about the Mortgaged Premises including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Clean Water Act. Grantor's obligations under this section shall survive a foreclosure of or exercise of power of sale under this Deed of Trust, a delivery of a deed in lieu of foreclosure, and a cancellation or termination of record of this Deed of Trust.

         Section 8. EXECUTION BY PARTIES OTHER THAN GRANTOR. Any Grantor who executes this Deed of Trust but does not execute the Notes has executed this Deed of Trust only to subject whatever interest, if any, such Grantor has or may hereafter have in the Mortgaged Premises to the lien of this Deed of Trust, has no personal liability under the Notes or under this Deed of Trust (nothing herein limits or affects such Grantor's liability to Beneficiary under any separate guaranty or any other instrument), and agrees that Beneficiary and any other Grantor hereunder may extend, modify, forbear, or make any other accommodations with regard to the terms of this Deed of Trust or the Notes without such Grantor's consent and without releasing such Grantor hereunder or modifying or affecting this Deed of Trust as to such Grantor's interest in the Mortgaged Premises.





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         Section 9.       ASSIGNMENT OF RENTS; LEASES.

                   9.01 ASSIGNMENT. As further security for the payment of the Notes and sums owing under the Credit Agreement and for the faithful performance of all the covenants, agreements, terms and provisions of this Deed of Trust, Grantor hereby sells, transfers and assigns unto Beneficiary all the right, title and interest of Grantor in and to the Rents, and to that end Grantor hereby assigns and sets over unto Beneficiary all leases of the Mortgaged Premises now made, executed or delivered, whether written or verbal, or hereafter made, whether written or verbal, specifically including, but not limited to, those certain lease agreements described in the attached Schedule 1 between Grantor and Winston Hospitality, Inc. (the "Lessee") (collectively, the "Lease") (all such leases, including the Lease, are hereinafter referred to individually and collectively as the "Tenants' Leases"), and Grantor does hereby authorize and empower Beneficiary to collect the Rents when due, and does hereby direct each tenant of the Mortgaged Premises to pay the Rents to Beneficiary, upon demand for payment thereof by Beneficiary; it being understood and agreed, however, that no such demand shall be made absent the occurrence of an Event of Default hereunder; and until such demand is made, Grantor is authorized to collect or continue collecting the Rents; such privilege to collect or continue collecting the Rents by Grantor shall not operate, however, to permit the collection of any Rents more than thirty (30) days in advance of their due date.

                   9.02 COMPLIANCE WITH LEASES. Grantor will promptly and fully keep, perform and comply with all the terms and covenants imposed upon or assumed by Grantor as landlord under the Tenants' Leases and will not do, permit anything to be done, or omit or refrain from doing anything, the doing or omission of which will entitle any tenant to terminate any of the Tenants' Leases.

                   9.03 SEPARATE ASSIGNMENT OF LEASES. A default under any separate assignment of Grantor's interest in leases given as additional security for the Notes shall constitute an Event of Default hereunder.

         Section 10. RIGHT TO CURE; PROTECTION OF SECURITY. If Grantor shall fail in any of the covenants and provisions contained in this Deed of Trust, Beneficiary may (but shall not be obligated to) take any action Beneficiary deems necessary or desirable to prevent or cure any such default or failure. Beneficiary shall have the right to enter upon the Mortgaged Premises to such extent and as often as Beneficiary, in its sole discretion, deems necessary or desirable in order to prevent or cure any such default or failure by Grantor. In addition, if any legal proceeding (such as bankruptcy, condemnation, forfeiture or other legal or regulatory proceeding) that may affect Beneficiary's rights or interests in the Mortgaged Premises (or any part thereof) is commenced, Beneficiary may act to protect or preserve such rights or interests (including, without limitation, the employment of an attorney or other professional(s)). Beneficiary may expend such sums of money as Beneficiary, in its sole discretion, deems necessary for any such purpose, and Grantor hereby agrees to pay to Beneficiary, immediately upon demand, all sums so expended by Beneficiary, together with interest thereon from the date of each such payment at the rate





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provided for in the Credit Agreement.  All sums so expended by Beneficiary, and the interest thereon, shall be added to and secured by the lien of this Deed of Trust.

         Section 11. CONDEMNATION. Upon condemnation of the Mortgaged Premises or any part thereof, this Deed of Trust shall become a lien, charge and encumbrance upon the proceeds or award realized as a result of any such proceeding or of any settlement or payment made in lieu of any such proceeding ("Condemnation Proceeds"). Grantor hereby grants to Beneficiary a security interest in any Condemnation Proceeds and hereby agrees to execute such further assignments of the Condemnation Proceeds as Beneficiary may require. Grantor further covenants and agrees that Beneficiary has the right to and may collect and receive any Condemnation Proceeds and, if received by Grantor, Grantor shall pay over and deliver immediately to Beneficiary all Condemnation Proceeds to be held by Beneficiary and applied as follows:

         (a) In the event the entire Mortgaged Premises shall be taken by condemnation or in settlement of any threat of condemnation, then any Condemnation Proceeds shall be paid to Beneficiary and applied in payment in whole or in part of the Notes, whether or not then due and payable, and any excess shall be delivered to the parties legally entitled thereto. In the event of a partial taking of the Mortgaged Premises, the portion of the Condemnation Proceeds necessary to prevent impairment of the security of this Deed of Trust shall be set aside, withheld or paid over to Beneficiary and applied to the Notes, whether or not then due and payable, and the excess of such award or proceeds shall be delivered to Grantor or other parties legally entitled thereto. Upon any partial taking of the Mortgaged Premises, this Deed of Trust shall continue in full force as security for the unpaid portion of the indebtedness secured hereby. Upon any partial taking of the Mortgaged Premises, Grantor covenants with Beneficiary to restore the Mortgaged Premises as nearly as possible to the condition thereof immediately prior to such taking and to apply Grantor's portion of any Condemnation Proceeds together with any other necessary funds to complete and pay for the costs of restoration.

         (b) Notwithstanding any contrary provision of this Deed of Trust, (i) upon condemnation of the entire Mortgaged Premises, or (ii) if it shall at any time be determined that N.C. Gen. Stat. Sec. 40A-68 shall for any reason be unenforceable or inapplicable to this Deed of Trust, the Condemnation Proceeds shall be paid over to Beneficiary and applied against the outstanding principal balance of the Notes.

         Section 12. INSPECTION. Beneficiary may inspect the Mortgaged Premises at all reasonable times, and access thereto shall be permitted for that purpose to Beneficiary and its Representatives.

         Section 13. EVENTS OF DEFAULT. The following shall constitute defaults or events of default hereunder ("Events of Default");

         (a) Failure by Grantor to pay when due any payment of interest, principal, principal and interest, commitment fees, deposits or other payments which are due and payable under any of the





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Notes, the Credit Agreement, this Deed of Trust or any documents executed in connection therewith or as security therefor after the passage of any applicable cure period for such default specifically set out in the Credit Agreement.

         (b) Failure by Grantor to keep, perform or observe any covenant, term or condition required to be kept, performed or observed by Grantor under this Deed of Trust, the Notes, the Credit Agreement or any documents executed in connection therewith or as security therefor (after the passage of any applicable cure period for such default specifically set out in the Credit Agreement).

         (c) The occurrence of any event or condition which would allow Beneficiary to accelerate the Notes, or would constitute a default or event of default (after the passage of any applicable cure period for such default specifically set out in the Credit Agreement) under the terms of the Notes, this Deed of Trust, the Credit Agreement, that certain Subordination Agreement; Agreement with Respect to Leases and Franchise Agreements, dated of even date herewith, executed by the Grantor, Winston Hospitality, Inc. and the Collateral Agent (the "Subordination"), or any documents executed in connection with the loans evidenced by the Notes or as security therefor.

         (d) If Grantor or any general partner thereof or any guarantor (i) files a petition or has a petition filed against it under the Bankruptcy Code or any proceeding for the relief of insolvent debtors; (ii) generally fails to pay its debts as such debts become due; (iii) has a custodian appointed for Grantor or any general partner thereof or a guarantor or for the assets of any thereof; (iv) benefits from or is subject to the entry of an order for relief by any court of insolvency; (v) makes an admission of insolvency seeking the relief provided in the Bankruptcy Code or any other insolvency law; (vi) makes an assignment for the benefit of creditors; (vii) has a receiver appointed, voluntarily or otherwise, for its property; (viii) suspends business; (ix) permits a judgment in the amount of $100,000 or more to be obtained against it which is not promptly paid or promptly appealed and secured pending appeal; or
(x) becomes insolvent, however otherwise evidenced.

         (e) If any representation, warranty or certificate given by Grantor in connection with the Credit Agreement or at any time hereafter required to be given by Grantor hereunder shall be false or erroneous in any material respect when made.

         (f) A breach of or a failure of performance by Grantor of any provision of or the occurrence of any default under the terms and provisions of any documents, instruments, security agreements, mortgages or deeds of trust granting security interests in or liens upon the Mortgaged Premises or any part thereof, whether prior to or subordinate to the lien of this Deed of Trust.

         (g) Any attempted enforcement of or realization upon any security interest, lien or judgment affecting the Mortgaged Premises or any part thereof, whether prior to or subordinate to the lien of this Deed of Trust.





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         (h)  Any actual or threatened demolition or injury or waste to the
Mortgaged Premises which may impair the value of the Mortgaged Premises.

         Section 14. ACCELERATION. If an Event of Default shall have occurred, the Notes shall, at the option of Beneficiary, immediately become due and payable without further notice or demand, time being of the essence of this Deed of Trust; and no omission on the part of Beneficiary to exercise such option when entitled to do so shall be construed as a waiver of such right. Upon the occurrence of an Event of Default, the Beneficiary may, at its option, defer application by it to the Trustee to sell the Mortgaged Premises and may take action under and invoke such other rights and remedies as may be provided in the Credit Agreement, this Deed of Trust, or any other loan documents evidencing or securing the Notes.

         Section 15. POWER OF SALE. Upon the occurrence of an Event of Default, Beneficiary may notify Trustee to exercise the power of sale granted hereunder and upon such notification it shall be lawful for and the duty of Trustee, and Trustee is hereby authorized and empowered to expose to sale and to sell the Mortgaged Premises or any part thereof at public sale to the highest bidder for cash, in compliance with applicable requirements of North Carolina law governing the exercise of powers of sale contained in deeds of trust and upon such sale, Trustee shall collect the purchase proceeds and convey title to the portion of the Mortgaged Premises so sold to the purchaser in fee simple. In the event of a sale of the Mortgaged Premises or any part thereof, the proceeds of sale shall be applied in the following order of priority: (i) to the payment of all costs and expenses for and in connection with such sale, including a commission for Trustee's services as hereinafter provided and reasonable attorneys' fees incurred by Trustee for legal services actually performed; (ii) to the reimbursement of Beneficiary for all sums expended or incurred by Beneficiary under the terms of this Deed of Trust or to establish, preserve or enforce this Deed of Trust or to collect the Notes (including, without limitation, reasonable attorneys' fees); (iii) to the payment of the Notes and interest thereon and all other indebtedness hereby secured; and (iv) the balance, if any, shall be paid to the parties lawfully entitled thereto. In the event of a sale hereunder, Beneficiary shall have the right to bid at such sale and shall have the right to credit all or any portion of the indebtedness secured hereby against the purchase price. Trustee shall have the right to designate the place of sale in compliance with applicable law and the sale shall be held at the place designated by the notice of sale. Trustee may require the successful bidder at any sale to deposit immediately with Trustee cash or certified check or cashier's check in an amount up to five percent (5%) of the bid provided notice of such deposit requirement is published as required by law. The bid may be rejected if the deposit is not immediately made. Such deposit shall be refunded in case of a resale because of an upset bid or if Trustee is unable to convey the portion of the Mortgaged Premises so sold to the bidder because the power of sale has been terminated in accordance with applicable law. If the purchaser fails to comply with its bid, the deposit may, at the option of Trustee, be retained and applied to the expenses of the sale and any resales and to any damages and expenses incurred by reason of such default (including the amount that such bid exceeds the final sales price), or may be deposited with the Clerk of Superior Court. In all other cases, the deposit shall be applied to the purchase price. Pursuant to
Section 25-9- 501(4) of the North Carolina General Statutes (or any amendment thereto), Trustee is expressly authorized and empowered to expose to sale and sell, together with the real estate, any portion of the Mortgaged

Premises which constitutes personal property. If personal property is sold hereunder, it need not be at the place of sale. The Mortgaged Premises may be sold in such parcels or lots without regard to principles of marshaling and may be sold at one sale or in multiple sales, all as determined by Trustee. A previous exercise of the power of sale hereunder by Trustee shall not be deemed to extinguish the power of sale which power of sale shall continue in full force and effect until all the Mortgaged Premises shall have been finally sold and properly conveyed to the purchasers at the sale. Trustee's commission shall be reasonable but shall not exceed five percent (5%) of the gross proceeds of the sale for a completed foreclosure. In the event foreclosure is commenced but not completed, Grantor shall pay all expenses incurred by Trustee, including reasonable attorneys' fees, and a reasonable partial commission not exceeding five percent (5%) of the outstanding indebtedness in accordance with the following schedule: one-fourth (1/4th) thereof before Trustee issues a notice of hearing on the right to foreclose; one-half (1/2) thereof after issuance of said notice; three-fourths (3/4ths) thereof after such hearing; and the full commission after the initial sale.

         Section 16. APPOINTMENT OF RECEIVER. Beneficiary shall have the right, after the occurrence of an Event of Default, to the appointment of a receiver to collect the Rents from the Mortgaged Premises, and to operate and manage the Mortgaged Premises, without notice to Grantor or any other party (Grantor hereby waiving any right to such notice) and without consideration of the value of the Mortgaged Premises or the solvency of any person liable for the payment of the amounts then owing, and all amounts collected by the receiver shall, after expenses of the receivership, be applied to the payment of the indebtedness hereby secured, and Beneficiary, at its option, in lieu of an appointment of a receiver shall have the right to do the same. If such receiver should be appointed, or if there should be a sale of the Mortgaged Premises, as provided in Section 15, Grantor, or any person in possession of the Mortgaged Premises thereunder, as tenant or otherwise, shall become a tenant at will of the receiver or of the purchaser and may be removed by a writ of ejectment, summary ejectment or other lawful remedy.

         Section 17. DELAY NOT TO OPERATE AS WAIVER; INDEMNIFICATION OF TRUSTEE AND BENEFICIARY. No delay or forbearance by Beneficiary in exercising any rights hereunder or otherwise afforded by law, shall operate as a waiver thereof or preclude the exercise thereof during the continuance of any default hereunder, and all such rights shall be cumulative. In case Beneficiary or Trustee voluntarily or otherwise shall become a party to any suit or legal proceeding to protect the Mortgaged Premises or the lien of this Deed of Trust, Trustee and Beneficiary shall be saved harmless and reimbursed by Grantor for any amounts paid, including all reasonable costs, charges and attorneys' fees incurred in any such suit or proceeding, which obligations shall be secured by this Deed of Trust.

         Section 18. BENEFICIARY'S POWERS. Without affecting the liability of any other person liable for the payment of the Notes, and without affecting the lien or charge of this Deed of Trust upon any portion of the Mortgaged Premises not then or theretofore released as security for the Notes, Beneficiary may, from time to time and without notice, (i) release any person so liable, (ii) extend the maturity or alter any of the terms of the Notes,
(iii) grant other indulgences, (iv)
release or reconvey (or cause to be released or reconveyed at any time at Beneficiary's option) any part or all of the Mortgaged Premises, (v) take or release any other or additional security for any obligation hereby secured,
(vi) make compositions or other arrangements with debtors in relation thereto, or (vii) advance additional funds to protect the security hereof or pay or discharge the obligations of Grantor hereunder, or under the Notes or any document executed in connection with or securing the Notes, and all amounts so advanced, with interest thereon at the applicable rate set forth in the Credit Agreement, shall be secured hereby.

                 Whenever in this Deed of Trust or any other Loan Document the Grantor is obligated to reimburse the Beneficiary for sums advanced, with interest at the "applicable rate set forth in the Credit Agreement" (or similar provision), interest on such sums shall be calculated as a Base Rate Loan (as defined in the Credit Agreement), unless an Event of Default has occurred.
Upon the occurrence of such an Event of Default, interest shall accrue at the Default Rate (as defined in the Credit Agreement).

         Section 19. WAIVERS. Grantor hereby waives any rights or remedies on account of any extensions of time, releases granted or other dealings between Beneficiary and any subsequent owner of the Mortgaged Premises as said activities are contemplated or otherwise addressed in N.C. Gen. Stat. Sec. 45-45.1 or any similar or subsequent law. The foregoing waiver shall not be construed as affecting or otherwise amending the covenants of Grantor contained in Section 6 hereof. Upon the occurrence of an Event of Default, neither Grantor nor anyone claiming through or under Grantor shall or may set up, claim or seek to take advantage of any appraisement, valuation, stay, extension, homestead, exemption or redemption laws now or hereafter in force, to prevent or hinder the enforcement or foreclosure of this Deed of Trust, or the sale of the Mortgaged Premises, or the possession thereof by the purchaser immediately after such sale, and Grantor, for itself and those claiming through or under it, hereby waives to the full extent that it may lawfully so do, the benefit of all such laws, and any right to have the Mortgaged Premises marshaled upon any foreclosure of the lien hereof. Grantor further waives any and all notices including, without limitation, notice of intention to accelerate and of acceleration of the Notes.

         Section 20. INTEREST NOT TO EXCEED MAXIMUM ALLOWED BY LAW. The parties hereto shall in no event be deemed to have contracted for a greater rate of interest than the maximum rate permitted by law. Should a greater amount be collected, it shall be construed as a mutual mistake of the parties and the excess shall be returned to the party paying same.

         Section 21. ESCROW OF TAXES, INSURANCE. In addition to the scheduled payments of principal and/or interest, as the case may be, under the terms of the Notes, Grantor will, upon request of Beneficiary, pay on the first day of each month, or on the due date of scheduled payments of principal and/or interest, to Beneficiary a sum equal to one-twelfth of the known or estimated (by Beneficiary) yearly taxes, assessments and insurance premiums on or against the Mortgaged Premises. Beneficiary shall hold such payments (and Grantor does hereby expressly agree that Beneficiary shall be under no obligation to pay interest thereon) and shall apply the same to the payment of taxes, assessments and insurance premiums as and when due. If the total of such monthly payments shall exceed the amount needed, the excess shall be held for future needs; but, should such monthly payments at any time fail to provide sufficient funds to pay taxes, assessments and insurance premiums when due, then Grantor shall, upon demand, pay to Beneficiary the amount necessary to cover the deficiency. When the Borrower shall have paid the Notes, Beneficiary shall refund to Grantor or other person lawfully entitled thereto any excess funds accumulated hereunder. In the event of a foreclosure sale of the Mortgaged Premises, Beneficiary may apply any balance remaining of the funds accumulated for the above purposes to the payment of the Notes.

         Section 22. SUBSTITUTION OF TRUSTEE. Beneficiary shall at any time have the irrevocable right to remove Trustee herein named without notice or cause and to appoint its successor by an instrument in writing, duly acknowledged and recorded.

         Section 23. LIFE INSURANCE. If any policy or policies of life insurance upon the life of Grantor or of any other person shall be assigned as additional security for the payment of the Notes, Grantor covenants and agrees that Grantor will pay or cause to be paid all premiums on such policy or policies as they become due, and will keep such policy or policies in effect and assigned to Beneficiary as additional security for the payment of the Notes until the Notes have been paid in full. If Grantor shall fail to pay any premium for such insurance when due, Beneficiary may, at its option, make such payments and in such case the amounts so paid shall immediately become debts due Beneficiary by Grantor, and any amounts so paid shall be secured by this Deed of Trust and repaid with interest, at the applicable rate set forth in the Credit Agreement from the date of payment thereof by the Beneficiary.

         Section 24. SECURITY AGREEMENT. This Deed of Trust shall constitute a security agreement pursuant to the Uniform Commercial Code for any items constituting a part of the Mortgaged Premises which, under applicable law, may be subjected to a security interest pursuant to the Uniform Commercial Code, and Grantor hereby grants Beneficiary a security interest in such items. Grantor agrees that Beneficiary may file this Deed of Trust, or a copy thereof, in the real estate records or other appropriate index, as a financing statement for any of such items including, without limitation, those items which are, or are to become fixtures with respect to the Land. Grantor shall also execute and deliver to Beneficiary, upon Beneficiary's request, any financing statements and continuation statements, as Beneficiary may require to perfect a security interest with respect to such items. Grantor shall pay all costs of filing such financing and continuation statements and releases thereof.
Without the prior written consent of Beneficiary, Grantor shall not create or suffer to be created any other security interest in such items, including replacements and additions thereto. Upon the occurrence of an Event of Default, Beneficiary shall have the remedies of a secured party under the Uniform Commercial Code. In exercising such remedies, Beneficiary may proceed against the real property and personal property described herein separately or together and in any order whatsoever, without in any way affecting the availability of Beneficiary's remedies under the Uniform Commercial Code or herein. This Deed of Trust shall constitute a financing statement filed as a fixture filing in accordance with N.C. Gen. Stat. Section 25-9-402 (or any amendment thereto). For purposes of complying with the requirements of N.C. Gen. Stat. Section 25-9-402, the name of Grantor, as Debtor, and Beneficiary, as Secured Party, and the respective addresses of Grantor, as Debtor, and Beneficiary, as Secured Party, are set forth on the first page of this Deed of Trust; the types or items of Collateral are described in this Section and in the definition of the "Mortgaged Premises" appearing in the granting clauses of this Deed of Trust; and the description of the Land is set forth on Exhibit "A" attached hereto. The Collateral is or includes fixtures.

         Section 25. NOTICES. All notices and other communications required under this Deed of Trust shall be in writing and shall be deemed to have been properly given, when given as provided in the Credit Agreement. Any notice to the Trustee shall be delivered to New Salem, Inc., 100 North Main Street, Winston-Salem, North Carolina 27150, or such other address as the Trustee may hereafter specify in writing by notice to the other parties hereto. Any party may designate a change of address by written notice to the other, given at least ten (10) business days before such change of address is to become effective.

         Section 26. SUCCESSORS AND ASSIGNS. The covenants, terms and conditions herein contained shall bind, and the benefits and powers shall inure to the respective heirs, executors, administrators, successors and assigns of the parties hereto. Whenever used herein, the singular number shall include the plural, the plural the singular, and the term "Beneficiary" shall include any payee of the indebtedness hereby secured and any transferee or assignee thereof, whether by operation of law or otherwise.

         Section 27. GOVERNING LAW. THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ____________ WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         Section 28. SEVERABILITY. If any provisions of this Deed of Trust or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent under applicable law, the remainder of this Deed of Trust and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         Section 29. HEADINGS. The headings of the sections, paragraphs, and subparagraphs of this Deed of Trust are for the convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

         Section 30. MARSHALING; MULTIPLE-TRACT PROVISIONS. It is specifically covenanted and agreed (i) that the Beneficiary may proceed, at the same or at different times, to foreclose this Deed of Trust, or any other mortgage or deed of trust with respect to other property given to further secure the indebtedness also secured hereby (the "Other Deeds of Trust"), by any proceedings appropriate in the state where any of the properties now or hereafter encumbered as security for the Notes (the "Tracts") lies , (ii) that no exercise of remedies granted in this Deed of Trust or the Other Deeds of Trust taking place in any state [including, without limiting the generality of the foregoing, any pending foreclosure, judgment or decree of foreclosure, foreclosure sale, rents received, possession taken, deficiency judgment or decree, or judgment taken on the indebtedness secured hereby], shall in any manner stay, preclude or bar enforcement of this Deed of Trust or the Other Deeds of Trust in any other proceeding, and (iii) that the Beneficiary may pursue any or all its remedies to the maximum extent permitted by state law until all the debt now or hereafter secured by any or all of the loan documents has been paid and discharged in full.

         Neither the Grantor, nor any person claiming under the Grantor, either has or enjoys any right to marshaling of assets, all such right being hereby expressly waived as to the Grantor and all persons claiming under or through the Grantor. No release of personal liability of any person whatever and no release of any portion of the property now or hereafter subject to the lien of any of the loan documents shall have any effect whatever by way of impairment or disturbance of the lien or priority of this Deed of Trust or any of the Other Deeds of Trust. Any foreclosure or other appropriate remedy brought with respect to any Tract may be brought and prosecuted as to any part of the collateral securing the indebtedness also secured by, wherever located, without regard to the fact that foreclosure proceedings or other appropriate remedies have or have not been instituted on any other tract subject to the lien of this Deed of Trust or the Other Deeds of Trust.

         Section 31. RELEASE PROVISIONS. The Credit Agreement contains release provisions pursuant to which the Grantor is entitled to releases of Tracts in certain circumstances. These release provisions are incorporated herein by reference.

         Section 32. COUNTERPARTS. This Deed of Trust is executed in multiple counterparts, one to be recorded in each county in which the Land is located. These counterparts together constitute a single instrument as to the various tracts described herein. The Beneficiary may, however, exercise its rights hereunder with respect to one tract without being required to exercise its rights as to the other tracts. Likewise, the Beneficiary may release one tract described herein without releasing any other tract.

         IN WITNESS WHEREOF, Grantor has caused this Deed of Trust to be executed under seal the day and year first above written.



                               WINN LIMITED PARTNERSHIP, a North Carolina limited partnership (SEAL)

                               By:  WINSTON HOTELS, INC., a North Carolina
                                     corporation, its general partner


ATTEST:
                                     By:
                                        ------------------------------------
                                             Senior Vice President
--------------------------
Assistant Secretary

[CORPORATE SEAL]

NORTH CAROLINA

WAKE COUNTY



         I, _____________________________, a Notary Public of Wake County,
North Carolina, do hereby certify that ___________________________ personally came before me this day and acknowledged that [s]he is the Assistant Secretary of Winston Hotels, Inc., a North Carolina corporation, and that by authority duly given and as the act of the corporation, and as the act of WINN Limited Partnership, a North Carolina limited partnership (the "Partnership") in which the corporation is a general partner (the "General Partner"), the foregoing instrument was signed in its name by its Senior Vice President, sealed with its corporate seal and attested by himself/herself as its Assistant Secretary.

         Witness my hand and notarial seal, this _____ day of ________________, 1996.



                                                   -----------------------------
                                                            Notary Public



[NOTARY SEAL]


My Commission Expires:

----------------------

                                   EXHIBIT A

                               LEGAL DESCRIPTION

                                   SCHEDULE 1
                                  HOTEL LEASES


                WINN Limited Partnership is Lessor of Each Hotel
             Winston Hospitality, Inc. is the Lessee of Each Hotel

Street Address            City                 County                 Lease Date
--------------            ----                 ------                 ----------